SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009 (January 23, 2009)

U-STORE-IT TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 E. Swedesford Road, Suite 3000 Wayne, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 293-5700

N/A

(Former name or former address, if changed since last report)

Item 5.02                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On January 23, 2009, the Compensation Committee approved 2009 target annual and long-term incentive compensation levels and approved grants of equity awards under the U-Store-It Trust 2007 Equity Incentive Plan.

2009 Annual Incentive Bonus Program

The Compensation Committee approved a 2009 annual incentive program for executive officers that provides for cash bonus payments if corporate and individual executive performance goals, weighted 70% and 30%, respectively, are achieved.

The target award is a percentage of the 2009 base salary for each executive officer, as set forth in the table below.  The Compensation Committee approved the 2009 target annual incentive award percentages for each executive officer as set forth below. Performance above and below targeted levels will result in a pro-rated award of 50% of target for threshold performance and 200% of target for maximum performance, except that the maximum percentage achievable for individual goals is limited to 150% of target.  Payouts will be interpolated for performance between threshold, target and maximum levels.

	2009 Annual Base	Target Annual Incentive as% of	Corporate Performance Goal (70% of Target Opportunity)			Individual Management Objectives (30% of Target Opportunity)
Name	Salary	Salary	Threshold	Target	Maximum	Threshold	Target	Maximum
D. Jernigan	$610,000	100%	$213,500	$427,000	$854,000	$91,500	$183,000	$274,500
C. Marr	$410,000	80%	$114,800	$229,600	$459,200	$49,200	$98,400	$147,600
T. Martin	$275,000	60%	$57,750	$115,500	$231,000	$24,750	$49,500	$74,250

2009 Long-Term Incentive Bonus Program / Grants of Equity Awards

The Compensation Committee approved long-term incentive compensation target amounts for each executive officer as set forth below.

Dean Jernigan	$1,250,000
Christopher P. Marr	$550,000
Timothy M. Martin	$340,000

These long-term incentive compensation target amounts are allocated 50% in stock options and 50% in time-vested restricted shares. The stock options and time-vested restricted shares vest ratably over three years from the date of grant, and the stock options have a term of 10 years from, and an exercise price equal to the closing price of the Company’s common shares on January 23, 2009, the date of grant.

The number of equity awards granted to each executive officer is set forth below.

Name	Position	Stock Options	Time-Vested Restricted Shares
Dean Jernigan	Chief Executive Officer	497,128	78,872
Christopher P. Marr	President and Chief Investment Officer	315,268	72,559
Timothy M. Martin	Chief Financial Officer	194,893	44,855

The foregoing description of the terms of the stock options and time-vested restricted shares is qualified in its entirety by the terms of the respective forms of the Nonqualified Share Option Agreement and Restricted Share Agreement, which were previously filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on January 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: January 26, 2009	By:	/s/ Timothy M. Martin
Timothy M. Martin
Chief Financial Officer